Item 28(m)(1)(b) Schedule	I to Distribution and Service Plan

SCHEDULE I

  Effective September 13, 2013

  Class A Shares

Fund	Effective Date
Presidential® Managed Risk 2010 Fund	November 1, 2011
Presidential® Managed Risk 2020 Fund	November 1, 2011
Presidential® Managed Risk 2030 Fund	November 1, 2011
Presidential® Managed Risk 2040 Fund	November 1, 2011
Presidential® Managed Risk 2050 Fund	November 1, 2011
Presidential® Managed Risk Moderate Fund	September 13, 2013

  Class C Shares

Fund	Effective Date
Presidential® Managed Risk 2010 Fund	November 1, 2011
Presidential® Managed Risk 2020 Fund	November 1, 2011
Presidential® Managed Risk 2030 Fund	November 1, 2011
Presidential® Managed Risk 2040 Fund	November 1, 2011
Presidential® Managed Risk 2050 Fund	November 1, 2011
Presidential® Managed Risk Moderate Fund	September 13, 2013